UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2005

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SPEARHEAD LIMITED, INC.

(Exact name of registrant as specified in its charter)

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FLORIDA	0-30692	65-0729332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Corporate Blvd. N.W., Suite 305 West, Boca Raton, FL 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (561) 912.9977

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

In connection with its proposed admission to the Alternative Investment Market of the London Stock Exchange plc (the “AIM Market”), the Registrant issued a four year transferable warrant to an affiliate of Nabarro Wells, the Registrant’s nominated adviser and broker. The warrant represents during the term thereof the right to purchase up to 540,235 shares of the Registrant’s common stock at an exercise price of $0.85 per share. The securities were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, by virtue of the exemption provided by Section 4(2) thereof or Regulation S thereunder. No commissions were paid in connection with such issuance.

Item 8.01

Other Events

On June 16, 2005 the Registrant filed an application to list its common stock on the AIM Market. It is expected that the common stock will commence trading on the AIM Market on June 22, 2005 under the symbol “SPHE.”  The Registrant did not offer any shares in connection with its listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEARHEAD LIMITED, INC.
(Registrant)

/s/ MICHEL L. MARENGERE
(Signature)
Michel L. Marengere
Chairman and CEO

Date June 17, 2005